     As filed with the Securities and Exchange Commission on March 8, 1995.

                                                    Registration No. 33-_______
- -------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             Registration Statement
                        Under the Securities Act of 1933

                              EMERSON ELECTRIC CO.
- -------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                MISSOURI                              43-0259330
- ---------------------------------------   -------------------------------------
   (State or other jurisdiction of                 (I.R.S. Employer
  incorporation or or organization)               Identification No.)

8000 West Florissant Avenue  St. Louis, Missouri                       63136
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(Address of Principal Executive Offices)                             (Zip Code)

                       ISE PROFIT SHARING RETIREMENT PLAN
- -------------------------------------------------------------------------------
                            (Full title of the plan)

                              Harley M. Smith, Esq.
                Assistant Secretary and Assistant General Counsel
                              Emerson Electric Co.
                           8000 West Florissant Avenue
                            St. Louis, Missouri 63136
- -------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (314) 553-2431
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          (Telephone number, including area code, of agent for service)

                                       CALCULATION OF REGISTRATION FEE
- ------------------------------------------------------------------------------------------------------------
                                                       Proposed maximum     Proposed maximum     Amount of
  Title of securities to be         Amount to be        offering price     aggregate offering  registration
         registered                  registered       per share <F1> <F2>         price             fee
- ------------------------------------------------------------------------------------------------------------

Common Stock $1.00 par value     250,000 shares <F3>       $64.8125            $16,203,125        $5,588

Preferred Share Purchase Rights  250,000                      N/A                  N/A              N/A
- ------------------------------------------------------------------------------------------------------------



         IN ADDITION, PURSUANT TO RULE 416(C) UNDER THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT
ALSO COVERS AN INDETERMINATE AMOUNT OF INTERESTS TO BE OFFERED OR SOLD PURSUANT TO THE PLAN DESCRIBED
HEREIN.

- ----------

<F1>     Calculated pursuant to Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of determining the registration fee.

<F2>     Each share of Common Stock issued also currently represents one Preferred Share Purchase Right.
         Preferred Share Purchase Rights cannot currently trade separately from the underlying Common Stock and therefore do not carry a separate price or necessitate an additional registration fee.

<F3>     Plus such additional shares as may be issued pursuant to anti-dilution provisions.


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

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Emerson Electric Co. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1994, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "1934 Act").

         (2) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1994.

         (3) The description of the Company's Common Stock which is contained in the Company's Registration Statement on Form 10 filed under the 1934 Act, as amended under cover of Form 8 on January 19, 1981, and amendments to the Restated Articles of Incorporation described and set forth in the Proxy Statement dated December 19, 1985.

         (4) The description of the Company's Preferred Share Purchase Rights which is contained in the Company's Registration Statement on Form 8-A filed under the 1934 Act, as amended under cover of Form 8 on November 3, 1988.

         All documents subsequently filed by the Company and the Plan pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing thereof.

Item 4.  Description of Securities.

         The securities to be offered are registered under Section 12 of the 1934 Act.

Item 5.  Interest of Named Experts and Counsel.

         Harley M. Smith, whose opinion is contained in Exhibit 5, owned as of December 31, 1994 1,286 shares of the Company's Common Stock and options to purchase 7,902 additional shares.

Item 6.  Indemnification of Directors and Officers.

         The Company is a Missouri Corporation. Section 351.355(1) of the Revised Statutes of Missouri provides that a corporation may indemnify a director, officer, employee or agent of the corporation in any action, suit or proceeding other than an action by or in the right of the corporation, against expenses (including attorneys' fees), judgments, fines and settlement amounts actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. Section 351.355(2) provides that the corporation may indemnify any such person in any action or suit by or in the right of the corporation against expenses (including attorneys' fees) and settlement amounts actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that he may not be indemnified in respect of any matter in which he has been adjudged liable for negligence or misconduct, unless authorized by the court.
Section 351.355(3) provides that a corporation shall indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the action, suit or proceeding if he has been successful in defense of such action, suit or proceeding and if such action, suit or proceeding is one for which the corporation may indemnify him under
Section 351.355(1) or (2). Section 351.355(7) provides that a corporation shall have the power to give any further indemnity to any such person, in addition to the indemnity otherwise authorized under Section 351.355, provided such further indemnity is either (i) authorized, directed or provided for in the articles of incorporation of the corporation or any duly adopted amendment thereof or (ii) is authorized, directed or provided for in any bylaw or agreement of the corporation which has been adopted by a vote of the shareholders of the corporation, provided that no such indemnity shall indemnify any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

         At the Annual Meeting of Stockholders held on February 10, 1987, the stockholders adopted indemnification agreements with the directors of the Company and amendments to the bylaws of the Company which incorporate indemnity provisions permitted by Section 351.355(7) described above. The amended bylaws provide that the Company will indemnify its directors and officers against all expenses (including attorneys' fees), judgments, fines and settlement amounts, paid or incurred in any action or proceeding, including any action by or on behalf of the Company, on account of their service as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise when they are serving in such capacities at the request of the Company, excepting only cases where (i) the conduct of such person is adjudged to be knowingly fraudulent, deliberately dishonest or willful misconduct, (ii) a final court adjudication shall determine that such indemnification is not lawful, (iii) judgment is rendered against such person for an accounting of profits made from a purchase or sale of securities of the Company in violation of Section 16(b) of the Securities Exchange Act of 1934 or of any similar statutory law, or (iv) any remuneration paid to such person is adjudicated to have been paid in violation of law. Such person shall be indemnified only to the extent that the aggregate of loses to be indemnified exceeds the amount of such losses for which the director or officer is insured pursuant to any directors' or officers' liability insurance policy maintained by the Company.

         The Company maintains directors' and officers' liability insurance.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         Reference is made to the Exhibit Index.

         The Registrant undertakes that it will submit the Plan and any amendment to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

Item 9.  Undertakings.

         (a)     The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or Section 15(d) of Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri on March 6, 1995.

                                  EMERSON ELECTRIC CO.

                                  By:     /s/ H. M. Smith
                                          -------------------------------------
                                          Assistant Secretary and
                                          Assistant General Counsel

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 6, 1995.

               Signature                                   Title
- ---------------------------------------   -------------------------------------

                   *                      Director
- ---------------------------------------
(J. J. Adorjan)

                   *                      Director
- ---------------------------------------
(L. L. Browning, Jr.)

                   *                      Director
- ---------------------------------------
(A. A. Busch III)

                   *                      Director
- ---------------------------------------
(D. C. Farrell)

                   *                      Director
- ---------------------------------------
(J. A. Frates)

                   *                      Director
- ---------------------------------------
(R. B. Horton)

                   *                      Chairman, Chief Executive Officer
- ---------------------------------------   and Director
(C. F. Knight)

                   *                      Director
- ---------------------------------------
(G. A. Lodge)

                   *                      Director
- ---------------------------------------
(R. B. Loynd)

                   *                      Director
- ---------------------------------------
(R. W. Staley)

                   *                      Director
- ---------------------------------------
(A. E. Suter)

                   *                      Director
- ---------------------------------------
(W. M. Van Cleve)

                   *                      Director
- ---------------------------------------
(E. F. Williams, Jr.)

          /s/ W. J. Galvin                Senior Vice President-
- ---------------------------------------   Finance and Chief Financial Officer
(W. J. Galvin)                            (principal accounting officer)

* By: /s/ H. M. Smith
- ---------------------------------------
(Harley M. Smith)
Attorney-In-Fact

         The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on March 6, 1995.

                                  ISE PROFIT SHARING RETIREMENT PLAN

                                  By:     /s/ C. W. Groennert
                                          -------------------------------------
                                          Plan Adminstrator
                                          ISE Profit Sharing Retirement Plan

                                  EXHIBIT INDEX

Exhibit Number                    Description
- --------------  ---------------------------------------------------------------

4.1 Restated Articles of Incorporation of Emerson Electric Co., incorporated by reference to 1989 Form 10-K, Exhibit 3(a).

4.2 Bylaws of Emerson Electric Co., incorporated by reference to 1994 Form 10-K, Exhibit 3(b)

5                Opinion of Harley M. Smith.

23.1             Consent of KPMG Peat Marwick LLP.

23.2             Consent of Harley M. Smith.
                 (contained in Exhibit 5)

24               Power of Attorney.